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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SEROLOGICALS CORPORATION

-    Serologicals Finance Company
     --  Serologicals License Company
     --  Serologicals, Inc.
         * Allegheny Biologicals, Inc.
         * Am Rho Laboratories, Inc.
         * Serologicals Ltd. (formerly known as Bioscot Ltd.)
               --- Bioscot, Ltd.
         * Serologicals Investment Company
               --- Serologicals Management Partnership, LP (1)
         * Serologicals Royalty Company
         * Bio-Lab, Inc.
         * Med-Lab, Inc.
     -- Serologicals Proteins, Inc. (formerly known as Serologicals Diagnostics, Inc.)
     --  Site Acquisition Corp.
         * Therapeutics, Inc.
     --  Seramed, Inc.
         * Allied Plasma Products, Inc.
         * Simi Biological Resources, Inc.
         * Nations Biologics, Inc.
               --- Alameda Plasma Center, Inc.
               --- MBW Enterprises, Inc.
                     ---- American Biologics, Inc.
                     ---- National Biologicals, Inc.
         * Bloomington Plasma, Inc.
         * Seronat Plasma, Inc.
         * Southeastern Biologics, Inc.
         * Plasma Management, Inc.
         * Reno Plasma, Inc.

-    Serologicals (Barbados), Inc. (FSC)

   (1) Serologicals Investment Company is the 99% limited partner in Serologicals Management Partnership. Serologicals, Inc. is the 1% general partner.

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-    First tier subsidiary of Serologicals Corporation
     -- Second tier subsidiary
        *  Third tier subsidiary
              ---  Fourth tier subsidiary
                      ----  Fifth tier subsidiary

Unless otherwise indicated, all subsidiaries are wholly owned